UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2006, StockerYale, Inc. (the “Company”) reported its estimate of sales and revenue growth for its fiscal fourth quarter ended December 31, 2005. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 20, 2005, management and the Board of Directors of the Company approved the exit of certain of the Company’s mature product lines, specifically its fiber optic illumination and galvanometers lines. The fiber optic illumination operation consists of products that provide shadow-free, glare-free, cool illumination by way of a halogen light source (the fiber optic illuminator) and the fiber optic light guides that carry illumination output to the intended location. The galvanometer operation consists of the manufacture at the Company’s Salem facility of galvanometers used as beam positioning elements in laser optical systems.

In addition, management and the Board of Directors of the Company approved plans to close or sell the operations located in Singapore and Malaysia. The sales and service operations in Asia consist of two leased facilities, one for 2,733 square feet in Singapore and one for 200 square feet in Malaysia, employing ten people in total.

The primary reasons for the decisions to exit the product lines and the Singapore and Malaysia operations were to: (i) accelerate growth of the Company’s highest gross margin businesses by better leveraging the Company’s technology and products; (ii) reduce the Company’s overall cost structure; (iii) improve customer focus and responsiveness of the Company; and (iv) accelerate new product development through more focused R&D. The Company expects to complete the exit of the product lines and the Singapore and Malaysia operations by the end of the fiscal first quarter of 2006.

Under generally accepted accounting principles in the United States, the Company has determined that it will be required to record charges associated with the exit of the fiber optic illumination and galvanometer lines and the close or sale of the Singapore facility. Currently, the Company expects that it will record charges (primarily non-cash) of approximately $0.8 to $1.2 million in its fourth fiscal quarter of 2005 relating to its exit of these operations, subject to further analysis of management and an audit by the Company’s auditors. Based on management’s current estimate, the Company expects to incur immaterial cash restructuring and exit costs related to exiting these operations.

Item 2.06 Material Impairments.

Please refer to the discussion in Item 2.05 hereof, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: January 13, 2006	By:	/s/ Marianne Molleur
Marianne Molleur Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of StockerYale, Inc., dated January 10, 2006